Exhibit 10.49

                            PIONEER BEHAVIORAL HEALTH
                   CHANGE-IN-CONTROL SUPPLEMENTAL BENEFIT PLAN
                         FOR CERTAIN EXECUTIVE EMPLOYEES


Section 1. INTRODUCTION

     The Plan is intended to provide supplemental benefits to certain selected executive employees of the Employer in the event that the Employer experiences a Change in Control. The Plan is designed to encourage such executive employees to provide their full cooperation and efforts to the implementation of any merger or other major transaction which is approved by the shareholders of the Employer. The Plan shall be effective as of the Effective Date.

Section 2. DEFINITIONS

     Except as may otherwise be specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used herein

     a. "Average Compensation" shall mean the average annualized compensation which was includible in the gross income of a Participant, attributable to the performance of services on behalf of the Company, in respect of the five (5) calendar years immediately preceding the calendar year in which a Change in Control takes place (or such lesser period of time during which the Participant performed services on behalf of the Company if the Participant did not perform at least five (5) calendar years of service for the Company immediately preceding the calendar year in which a Change in Control takes place.)

     b. "Benefit Factor" shall mean the multiple (e.g., 3.0,2.0 or 1.5) which has been assigned to each Participant pursuant to the recommendations of the Committee and the approval of the Board for purposes of determining the Participant's benefit under Section 4.1 (b).

     c. `Board" shall mean Board of Directors of the Company.

     d. "Chairman shall mean Chairman of the Board.

     e. "Change in Control" shall mean the first to occur, after the Effective Date, of any of the following:

     (i) if any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Subsidiaries)

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representing  35% or more of the  combined  voting power of the  Company's  then outstanding securities;

     (ii) if during any period of 12 consecutive months during the existence of the Plan commencing on or after the Effective Date, the individuals who, at the beginning of such period, constitute the Board (the Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided that a director who was not a director at the beginning of such 12-month period shall be deemed to have satisfied such 12-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 12-month period) or by prior operation of this clause (ii);

     (iii) the consummation of a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, as defined in clause (i), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Subsidiaries) representing 50% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

     Upon the occurrence of a Change in Control as provided above, no subsequent event or condition shall constitute a Change in Control for purposes of the Plan. with the result that there can be no more than one Change in Control hereunder.


     f. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     g. "Committee" shall mean the Compensation/Human Resources Committee of the Board.
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     h. "Company"  shall mean, PHC, Inc.,  d/b/a Pioneer  Behavioral  Health,  a
Massachusetts corporation.

     i. "Effective Date" shall mean ________________, 2006.

     j. "Participant" shall have the meaning ascribed thereto by Section 3.

     k. "Person" shall have the meaning ascribed thereto by Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13( d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) with respect to any particular Participant, such Participant or any "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) which includes such Participant).

     1.  "Plan"  shall  mean   Pioneer   Behavioral   Health   Change-in-Control
Supplemental Benefit Plan for Certain Executive Employees, as it may from time to time be amended in accordance with Section 7.

     m. "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     n. "Stock" shall mean the Class A Common Stock $ .01 par value, of the Company, and the Class B Common Stock $.01 par value, of the Company on an as-if-converted basis.


Section 3. PARTICIPATION

     The employees of the Employer who shall be "Participants" for purposes hereof shall be, subject to Section 7, those employees of the Employer as shall be proposed by the Committee for coverage hereby and approved by the Board. Such proposal and approval process shall also include the determination of the Benefit Factor attributable to each Participant. The initial Participants and their respective Benefit Factors shall be as listed on Exhibit A hereto (which is hereby incorporated herein by reference) as in effect as of the Effective Date. The Company shall cause such Exhibit A to be amended to reflect the Participants participating in the Plan from time to time and their respective Benefit Factors.


Section 4. BENEFITS

     4.1. If a Change in Control occurs, then each Participant shall be entitled hereunder to an amount equal to the product of (i) the Participant's Benefit Factor for the year in which the Change in Control occurs multiplied by (ii) the Participant's Average Compensation.

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     4.2 The  payments  provided  for in  Section  4.1  shall be made as soon as practicable, but in no event later than 30 days, following the date of the Change in Control.

Section 5. ADMINISTRATION

     The Plan shall be administered by the Committee appointed by the Board, consisting of one or more individuals employed by the Employer or otherwise serving as a Director of the Company prior to the Change in Control. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If any member of the Committee is to be replaced or otherwise ceases to be a member thereof upon or after a Change in Control, then the Chief Executive Officer of the Company (or, if he or she fails to act, the President, the Chief Operating Officer and the Chief Financial Officer, in that order) immediately prior to the Change in Control, and no other person, shall be permitted to designate a successor member. If at any time there is no Committee, the Chief Executive Officer shall have the rights and responsibilities of the Committee hereunder. The Committee shall have the full authority to employ and rely on such legal counsel, actuaries and accountants (which may also be those of the Employer), and other agents, designees and delegatees, as it may deem advisable to assist in the administration of the Plan. The Employer hereby indemnifies each member of the Committee for any liability or expense relating to the administration of the Plan, to the maximum extent permitted by law.

Section 6. PARACHUTE TAX PROVISIONS

     6.1. If all, or any portion, of the payments and benefits provided under the Plan, if any, either alone or together with other payments and benefits which a Participant receives or is entitled to receive from the Company or its affiliates, would constitute an excess "parachute payment" within the meaning of
Section 2800 of the Code (whether or not under an existing plan, arrangement or other agreement) (each such parachute payment, a "Parachute Payment"), and would result in the imposition on the Participant of an excise tax under Section 4999 of the Code, then, the payments to a Participant under this Plan shall be reduced by the minimum amount needed to enable all such payments to avoid classification as an excess Parachute Payment.

     6.2. Except as may otherwise be agreed to by the Company and the Participant, the amount (if any) of the reduction in the amount of payments to a Participant under this Section 6 shall be as conclusively determined by the Company's independent auditors, or other independent advisor (who served in such capacity immediately prior to the Change in Control), whose determination or determinations shall be final and binding on all parties.

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Section 7. AMENDMENT AND TERMINATION

     7.1 Subject to Section 7.2, the Board shall have the right in its discretion at any time to amend the Plan in any respect or to terminate the Plan prior to a Change in Control; provided that Exhibit A hereto may be amended from time to time as provided in Section 7.3 (b) below.

     7.2 Notwithstanding any other provision of the Plan to the contrary:

     (a) The Plan (including, without limitation, this Section 7.2) as applied to any particular Participant may not be amended or terminated at any time on or after the occurrence of a Change in Control in any manner adverse to the interests of such Participant, without the express written consent of such Participant.

     (b) Immaterial negotiations involving the Board or the Chief Executive Officer of the Company have commenced regarding a transaction which, if consummated, would constitute a Change in Control, and the Plan is amended or terminated while such negotiations are continuing and actively being pursued by the Board or the Chief Executive Officer, then such amendment or termination of the Plan (including, without limitation, this Section 7.2), to the extent adverse to the interests of any particular Participant, shall be null and void as applied to such Participant with respect to the Change in Control (if any) which ultimately results directly from such negotiations, unless the written consent of such Participant to the amendment or termination is or has been obtained; it being expressly understood that this Section 7.2(b) shall not apply with respect to any negotiations which at any time prior to a Change in Control have ceased as determined in good faith and reflected in writing (prior to a Change in Control) by the Board or Chief Executive Officer (or which otherwise have ceased at a time prior to a Change in Control).

Section 8. MISCELLANEOUS

     8.1  (a) The  Company  shall  require  any  successor  (whether  direct  or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform under the terms of the Plan in the same manner and to the same extent that the Company and its affiliates would be required to perform it if no such succession had taken place (provided that such a requirement to perform which arises by operation of law shall be deemed to satisfy the requirements for such an express assumption and agreement), and in such event the Company (as constituted prior to such succession) shall have no further obligation under or with respect to the Plan.

     (b) To the maximum extent permitted by law, the right of any Participant or other person to any amount under the Plan may not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or such other person.

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     (c) The terms of the Plan shall inure to the benefit of and be  enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of each Participant. If a Participant shall die while an amount would still be payable to the Participant hereunder if they had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the Participant's devisee, legatee or other designee or, if there is no such designee, their estate.

     8.2 (a) A Participant may file a claim for benefits under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received by the Committee or such designee. Within 90 days ( or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances shall be provided within the initial 90-day period) after the filing of the claim, the Committee shall:

         (i) approve the claim and take appropriate steps for satisfaction of the claim; or

         (ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and
(D) a reference to this Section 8.2.

     (b) The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances shall be provided within the initial 60-day period) after receipt of written application for review, the Committee shall provide the claimant with its decision in writing, including, if the claimant's .claim is not approved, specific reasons for the decision and specific references to the Plan's provisions on which the decision is based.

     8.3. All notices under the Plan shall be in writing, and if to the Company or the Committee, shall be delivered to the General Counsel of the Company, or mailed to the Company's principal office, addressed to the attention of the General Counsel of the Company; and if to a Participant (or the estate or beneficiary thereof), shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company.

     8.4. Unless otherwise determined by the Employer in an applicable plan or arrangement, no amounts payable hereunder shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees unless the Employer shall determine otherwise.

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     8.5. Any payments  hereunder shall be made out of the general assets of the
Employer. Each Participant shall have the status of general unsecured creditors of the Employer, and the Plan constitutes a mere promise by the Employer to make payments under the Plan in the future as and to the extent provided herein.

     8.6 Nothing in the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way (other than by virtue of requiring payments or benefits as may expressly be provided herein) with the right of the Employer to terminate the individual's employment at any time.

     8.7 The Employer shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

     8.8. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan which shall remain in full force and effect.

     8.9. The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

     8.10. The Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law, except to the extent preempted by federal law.

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EXHIBIT A
                                                Years of
                                                Executive
                                                Service as
                                                    of
  Executive's Name      Position               Effective Date     Benefit Factor
__________________   ______________________    _______________    _____________

  Bruce A. Shear     President and CEO           26 years             2.99

  Robert A Boswell   Senior Vice President       15 years             2.00

  Paula C. Wurts     Chief Financial Officer     17 years             2.00

  (other?)


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                     CHANGE IN CONTROL SUPPLEMENTAL BENEFIT
                          PLAN PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT ("Agreement") is made and entered into as of this ____ day of 2006, by and between PHC, Inc. d/b/a Pioneer Behavioral Health, a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), and ("Employee").

     WHEREAS, Employee currently is employed in a key position with the Company; and

     WHEREAS, the parties believe it is in their mutual best interests to reach an understanding concerning the Company's obligations to make a payment to Employee in the event of a Change in Control of the Company;

     NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following terms:

     1. Definitions: For the purposes of this Agreement, any capitalized words and phrases shall have the meanings set forth in the Pioneer Behavioral Health Change-In-Control Supplemental Benefit Plan for Certain Executive Employees:

     2. Change-In-Control: In the event of a Change in Control, the Company shall provide Employee with a payment equal to (i) the Employee's Average
Compensation multiplied by (ii) the Employee's Benefit Factor. For these purposes, the Employee's Benefit Factor shall be

     3. Limitations of Agreement: Nothing in this Agreement shall be construed to require the Company or its successor owner to continue to employ Employee for any definite period of time. Either Employee or the Company may terminate the employment relationship at any time with or without cause, unless otherwise expressly required by law or contract, and provided that the terms of this Agreement are observed.

     4. Arbitration: Any dispute or controversy arising under or in connection with this Agreement which cannot be resolved informally by the parties shall be submitted to arbitration and adjudicated in Massachusetts pursuant to the commercial rules (single arbitrator) of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on all parties hereto. Each party shall bear its own costs in any arbitration proceeding held hereunder and the parties shall share the costs of the arbitrator.

     5. Governing Law: This Agreement shall be interpreted, construed and governed according to the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof.

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     6.  Assignability:  Neither this  Agreement  nor any rights or  obligations hereunder may be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     7. Entire Agreement: This Agreement contains and represents the entire agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied, with respect to the subject matter hereof, which are hereby terminated and of no further force or effect. This Agreement may not be modified or amended in any way unless in a writing signed by both parties.

     8.   Counterparts:   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be considered an original and together which shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day first above written.


EMPLOYEE                            PHC, INC., d/b/a Pioneer Behavioral Health


________________________________    By:  ____________________________________


Print Name:  ___________________    TITLE:  _________________________________



DATE: __________________________    DATE: __________________________________


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